Exhibit 3.2

PEBBLEBROOK HOTEL TRUST
AMENDED AND RESTATED BYLAWS
(effective November 10, 2016)
ARTICLE I

OFFICES
Section 1.    PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Trustees may designate.
Section 2.    ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II

MEETINGS OF SHAREHOLDERS
Section 1.    PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting.
Section 2.    ANNUAL MEETING. An annual meeting of shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held at a convenient location and on proper notice, on the date and at the time set by the Board of Trustees. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.
Section 3.    SPECIAL MEETINGS. The chairman of the board, chief executive officer, president or Board of Trustees shall have the exclusive power to call a special meeting of shareholders.
Section 4.    NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.
Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 5.    ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there be one, the chief executive officer, if there be one other than the chairman of the board, the president, the chief financial officer, if there be one, the chief operating officer, if there be one, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state or local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.    QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust (the “Declaration of Trust”) for the vote necessary for the adoption of any measure. If such quorum is not established at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than required to establish a quorum.
Section 7.    VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 8.    PROXIES. A shareholder may cast the votes entitled to be cast by the holder of the shares of beneficial interest owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.
Section 9.    VOTING OF SHARES BY CERTAIN HOLDERS. Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee manager or member thereof, as the case may be, or a proxy appointed by any of the foregoing persons, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.
Section 10.    INSPECTORS. The Board of Trustees or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11.    NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.
(a)    Annual Meetings of Shareholders.
(1)    Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees (each person nominated by or at the direction of the Board of Trustees, a “Board Nominee”) or (iii) by any shareholder who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, and who has complied with this Section 11(a).

(2)    For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Standard Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, or with respect to the first annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.
(3)    Such shareholder’s notice shall set forth:
(i)    as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder;
(ii)    as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;
(iii)    as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,
(A)    the class, series and number of all shares of beneficial interest in the Trust or other securities of the Trust (collectively, the “Trust Securities”), if any, which are owned (beneficially or of record) by such shareholder or any Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other securities) in any Trust Securities of any such person,

(B)    the nominee holder for, and number of, any Trust Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person and
(C)    whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Trust Securities for such shareholder, (I) Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of, such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust disproportionately to such person’s economic interest in the Trust Securities;
(iv)    as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,
(A)    the name and address of such shareholder, as they appear on the Trust’s share ledger and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee and
(B)    the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person; and
(v)    the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposed prior to the date of such shareholder’s notice; and
(vi)    to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business on the date of such shareholder’s notice.
(4)    Such Shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as trustee that has not been disclosed to the Trust and (b) will serve as a trustee of the Trust if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).
(5)    Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Standard Time, on the tenth day following the day on which such public announcement is first made by the Trust.
(6)    For purposes of this Section 11 and Section 12 of this Article II, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or Shareholder Associated Person.
(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing trustees, by any shareholder who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice by the shareholder as provided for in this Section 11(b) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated, and who has complied with this Section 11(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraph (a)(3) of this Section 11, shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)    General.
(1)    If information submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Trust or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11 and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.
(2)    Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.
(3)    For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as the “date of the company’s proxy statement” as used in Rule 14a‑8(e) promulgated under the Exchange Act. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Trust with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act.
(4)    Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5)    For purposes of these Bylaws, “Business Day” shall mean any date other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 12.    PROXY ACCESS. This Section 12 shall not be in effect until January 4, 2017 and shall remain in effect thereafter.
(a)    The notice procedures and all other relevant provisions of Section 11 of this Article II that are applicable to nominations made pursuant to clause (iii) of Section 11(a)(1) of this Article II shall apply to all nominations made pursuant to this Section 12.
(b)    The Trust shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Trustees (a “Shareholder Nominee”) identified in a timely notice (the “Notice”) that satisfies the requirements of this Section 12 delivered by a shareholder who at the time such notice is delivered satisfies the ownership and other eligibility requirements of Section 11 of this Article II and subsection (b)(4) of this Section 12 (such shareholder (or shareholders acting as a group pursuant to subsection (b)(4) of this Section 12), and any Shareholder Associated Person of such shareholder or group of shareholders, the “Eligible Shareholder”) and who expressly elects as a part of providing the notice required by Section 11 of this Article II to have its nominee included in the Trust’s proxy materials pursuant to this subsection (b).
(1)    For purposes of this subsection (b), the “Required Information” that the Trust shall include in its proxy statement is (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Trust, is required to be disclosed in a proxy statement prepared or filed pursuant to the proxy rules of the SEC, and (B) if the Eligible Shareholder so elects, a Statement (as defined below).
(2)    The Trust shall not be required to include a Shareholder Nominee in its proxy materials for any special meeting of shareholders or for any annual meeting of shareholders for which (A) the Secretary of the Trust receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Trustees pursuant to the notice requirements set forth in Section 11 of this Article II and (B) the Eligible Shareholder does not expressly elect as a part of providing the notice to have its nominee included in the Trust’s proxy materials pursuant to this subsection (b).
(3)    The maximum number of Shareholder Nominees appearing in the Trust’s proxy materials with respect to a meeting of shareholders shall not exceed 20% of the number of trustees in office as of the last day on which notice of a nomination may be delivered pursuant Section 11 of this Article II (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%; provided, however, that this maximum number shall be reduced by (i) any trustee candidate who had been a Shareholder Nominee at any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Trustees and (ii) any Shareholder Nominee who was submitted by an Eligible Shareholder but either was subsequently withdrawn or became a Board Nominee. If one or more vacancies on the Board of Trustees occur for any reason after the Final

Proxy Access Nomination Date but before the date of the annual meeting of shareholders and the Board of Trustees elects to reduce the size of the Board of Trustees in connection therewith, the maximum number shall be calculated based on the number of trustees serving as so reduced. If the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this subsection (b) exceeds the maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Trust’s proxy materials until the maximum number is reached, going in the order of the number (largest to smallest) of shares of beneficial interest of the Trust entitled to vote in the election of trustees each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the Trust. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.
(4)    An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of beneficial interest of the Trust entitled to vote in the election of trustees (the “Required Shares”) continuously for at least three years as of both the date the Notice is delivered to or mailed and received by the Trust in accordance with Section 11 of this Article II and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the time of the meeting and any postponement or adjournment thereof. For purposes of satisfying the foregoing ownership requirement under this subsection (b), shareholders, or persons who own shares of beneficial interest of the Trust and on whose behalf any shareholder is acting, may form one or more groups having up to 20 members each, and (A) the shares of beneficial interest of the Trust entitled to vote in the election of trustees owned by such shareholders or other persons in each such group may be aggregated, provided that (i) the number of members comprising each such group shall not exceed 20, (ii) each member comprising each such group must have owned 0.1% or more of the outstanding shares of beneficial interest of the Trust entitled to vote in the election of trustees and (iii) each such group shall have provided to the Secretary of the Trust as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Trust for purposes of this Section 12 on behalf of all of its members, and (B) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. Within the time period specified in Section 11 of this Article II for providing the Notice, an Eligible Shareholder must provide (or, in the case of a group of shareholders acting together as an Eligible Shareholder, each member of the group must provide) the following information in writing to the Secretary of the Trust (in addition to the information required to be provided by Section 11 of this Article II): (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to, or mailed and received by, the Trust, the Eligible Shareholder owns, and has owned continuously for the three years preceding such date, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying the Eligible Shareholder’s continuous ownership of the Required Shares through such record date; (B) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a trustee if elected; (C) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (D) a representation that the Eligible Shareholder (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Trust, (ii) does not presently intend to change or influence control of the Trust, (iii) has not nominated and will not nominate for election to the Board of Trustees at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this subsection (b), (iv) has not engaged in and will not engage in a, and has not been and will not be a “participant” (within the meaning of Items 4 and 5 of Schedule 14A under the Exchange Act) in another person’s, “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act) in support of the election of any individual as a trustee at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (v) will not distribute to any shareholder any form of proxy for the meeting other than the form of proxy distributed by the Trust, (vi) intends to continue to own the Required Shares through the time of the meeting and any postponement or adjournment thereof and for at least one year following, subject to any mandatory rebalancing required by such shareholder’s pre-existing governance instruments and written investment policies, and (vii) will provide facts, statements and other information in all communications with the Trust and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (E) an undertaking that the Eligible Shareholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Trust’s shareholders or out of the information that the Eligible Shareholder provided to the Trust, (ii) indemnify and hold harmless the Trust and each of its trustees, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, against the Trust or any of its trustees, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection (b), (iii) file with the SEC all soliciting and other materials as required under this subsection (b), and (iv) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting; (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the three years preceding the date of the Notice, and any other material relationships, between or among the Eligible Shareholder, on the one hand, and the Eligible Shareholder’s Shareholder Nominee(s), and the respective affiliates and associates of such Shareholder Nominee(s), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Eligible Shareholder were the “registrant” for purposes of such rule and the proposed nominee were a trustee or executive officer of such registrant; and (G) if the Eligible Shareholder did not submit the name(s) of the Shareholder Nominee(s) to the Nominating and Corporate Governance Committee of the Board of Trustees for consideration as Board Nominee(s), a brief explanation of why the Eligible Shareholder elected not to do so. The inspectors of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of trustees if the Eligible Shareholder does not comply with each of the representations and covenants in clause (D) above.
(5)    For purposes of this Section 12, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of beneficial interest of the Trust as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible

Shareholder possesses both (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (i) sold by or on behalf of such shareholder or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by or on behalf of such shareholder or any of its affiliates for any purpose or purchased by such shareholder pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder or any of its affiliates whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of beneficial interest of the Trust, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or its affiliates. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of trustees and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder (A) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than three business days’ notice, has in fact recalled the loaned shares as of the time the Notice is submitted to the Secretary and does not re-loan them until after the time of the meeting and any postponement or adjournment thereof. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of beneficial interest of the Trust are “owned” for these purposes shall be determined by the Board of Trustees, which determination shall be conclusive and binding on the Trust and its shareholders.
(6)    The Eligible Shareholder may provide to the Secretary of the Trust, within the time period specified in Section 11 of this Article II for providing the Notice, a written statement for inclusion in the Trust’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Trust may omit from its proxy materials any information or any portion of the Statement that the Trust believes would violate any applicable law, rule, regulation or listing standard.
(7)    The Trust shall not be required to include in its proxy materials, pursuant to this subsection (b), a Shareholder Nominee (A) for any meeting for which the Secretary of the Trust receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Trustees pursuant to the requirements of Section 11 of this Article II and does not expressly elect as a part of providing such notice to have its nominee included in the Trust’s proxy materials pursuant to this subsection (b), (B) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a trustee at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (C) who is not independent under the rules and listing standards of the securities exchange on which the Trust’s shares of beneficial interest are listed or traded (the “Listing Standards”), any applicable rules of the SEC and any publicly disclosed standards used by the Board of Trustees in determining and disclosing the independence of the Trust’s trustees, as determined by the Board of Trustees, (D) whose election as a member of the Board of Trustees would cause the Trust to be in violation of these Bylaws, the Declaration of Trust, the Listing Standards or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or trustee of an entity that competes against the Trust in any line of commerce or in any activity affecting commerce in any section of the United States, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Shareholder Nominee or the Eligible Shareholder who has nominated such Shareholder Nominee shall have provided information to the Trust in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Trustees, or (I) if the Eligible Shareholder or the Shareholder Nominee who has nominated such Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 12.
(8)    Notwithstanding anything to the contrary set forth herein, the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of the votes to be conducted at such meeting may have been received by the Trust, (A) if the Shareholder Nominee(s) or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 12, as determined by the Board of Trustees or the chairman of the meeting or (B) if the Eligible Shareholder, or a qualified representative thereof, does not appear at the meeting (and any postponement or adjournment thereof) to present the nomination of the Shareholder Nominee(s) included in the Trust’s proxy materials pursuant to this Section 12. For purposes of this Section 12, to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the meeting (and any postponement or adjournment thereof) and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such meeting (and any postponement or adjournment thereof).
(9)    In addition to the information required to be provided by the Eligible Shareholder by Section 11 of this Article II and this subsection (b), each Shareholder Nominee and each Board Nominee shall provide to the Secretary of the Trust, within two weeks of receipt of the Secretary’s written request therefor, the following information: (A) a completed copy of the Trust’s form of trustee’s questionnaire; (B) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the Trust’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Secretary; (C) written confirmation that the Shareholder Nominee or the Board Nominee (1) does not have, and will not have, any agreement or understanding as to how he or she will vote shares of beneficial interest of the Trust on any matter and (2) is not a party to, and will not become a party to, any outside compensation arrangement relating to service as a trustee of the Trust that has not been disclosed to the Secretary of the Trust; (D) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years; and (E) the consent of the Shareholder Nominee or the Board Nominee to the Trust engaging in a background investigation of the Shareholder Nominee or the Board Nominee, including the possible use of one or more third parties to assist with such investigation.
(10)    The Eligible Shareholder shall file with the SEC any solicitation or other communication with the Trust’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(11)    No person may be a member of more than one group of persons constituting an Eligible Shareholder under this subsection (b); provided, however, that a bank, broker or fiduciary holding shares in a similar capacity as a record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act.
(12)    Any Shareholder Nominee who is included in the Trust’s proxy materials for a particular meeting of shareholders but either (A) withdraws from or becomes ineligible or unavailable for election at such meeting (and any postponement or adjournment thereof) or (B) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this subsection (b) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been included in the Trust’s proxy materials.
(c)    This Section 12 provides the exclusive method for a shareholder to require the Trust to include nominee(s) for election to the Board of Trustees in the Trust’s proxy statement for any annual meeting of shareholders.
Section 13.    TELEPHONE MEETINGS. The Board of Trustees or the chairman of the meeting may permit one or more shareholders to participate in meetings of the shareholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 14.    CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

TRUSTEES
Section 1.    GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.
Section 2.    NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than the minimum number required by the Maryland REIT Law (the “MRL”), nor more than 15, and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. In case of failure to elect trustees at the designated time, the trustees holding over shall continue to serve as trustees until their successors are elected and qualifying. Any Trustee of the Trust may resign at any time by delivering his or her written notice of resignation to the Board of Trustees, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3.    ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without notice other than such resolution.
Section 4.    SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without notice other than such resolution.
Section 5.    NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 6.    QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action, a quorum must also include a majority or such percentage of such group.
The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.
Section 7.    VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.
Section 8.    ORGANIZATION. At each meeting of the Board of Trustees, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a Trustee chosen by a majority of the Trustees present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
Section 9.    TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all individuals participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.    CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by a majority of the Trustees and is filed with the minutes of proceedings of the Board of Trustees.

Section 11.    VACANCIES. If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares of beneficial interest, any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum. Any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.
Section 12.    COMPENSATION; FINANCIAL ASSISTANCE. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.
Section 13.    RELIANCE. Each Trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.
Section 14.    RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 15.    CERTAIN RIGHTS OF TRUSTEES AND OFFICERS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

Section 16.    EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees: (a) a meeting of the Board of Trustees or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.
ARTICLE IV

COMMITTEES
Section 1.    NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.
Section 2.    POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees.
Section 3.    MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.
Section 4.    TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all individuals participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.    CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by a majority of the members of the committee and is filed with the minutes of proceedings of such committee.

Section 6.    VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member, to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V

OFFICERS
Section 1.    GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected by the Board of Trustees, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve for the term determined by the Board of Trustees or the chief executive officer or president electing or appointing such officer or, if no such term is established, until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same individual. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.
Section 2.    REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
Section 3.    VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.
Section 4.    CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 5.    CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.
Section 6.    CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.
Section 7.    CHIEF INVESTMENT OFFICER. The Board of Trustees may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.
Section 8.    CHAIRMAN OF THE BOARD. The Board of Trustees shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Trustees.
Section 9.    PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board of Trustees, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 10.    VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.
Section 11.    SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Trustees.
Section 12.    TREASURER. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Trust.
The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.
Section 13.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees.
Section 14.    COMPENSATION. The compensation of the Chief Executive Officer, the President and the Chief Operating Officer, the Chief Financial Officer and the Chief Investment Officer, if any, shall be fixed from time to time by or under the authority of the Board of Trustees and no such officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.
ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS
Section 1.    CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.
Section 2.    CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.
Section 3.    DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the chief financial officer, or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES
Section 1.    CERTIFICATES. The Trust may issue some or all of the shares of any or all of the Trust’s classes or series of beneficial interest without certificates if authorized by the Board of Trustees. In the event that the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the MRL and shall be signed by the officers of the Trust in the manner permitted by the MRL. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates. If shares of a class or series of beneficial interest are authorized by the Board of Trustees to be issued without certificates, no shareholder shall be entitled to a certificate or certificates evidencing any shares of such class or series of beneficial interest held by such shareholder unless otherwise determined by the Board of Trustees and then only upon written request by such shareholder to the secretary of the Trust.
Section 2.    TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees that such shares shall no longer be evidenced by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MRL, the Trust shall provide to record holders of such shares a written statement of the information required by the MRL to be included on share certificates.
The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.
Section 3.    REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.
Section 4.    FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.    SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 6.    FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.
ARTICLE VIII

ACCOUNTING YEAR
The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.
ARTICLE IX

DISTRIBUTIONS
Section 1.    AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest in the Trust, subject to the provisions of law and the Declaration of Trust.
Section 2.    CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.
ARTICLE X

INVESTMENT POLICY
Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.
ARTICLE XI

SEAL
Section 1.    SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland.” The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.    AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(seal)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a Trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XIII

WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIV

AMENDMENT OF BYLAWS
The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws, except as described in the next sentence of this Article XIV. On and after January 4, 2017, these Bylaws may also be adopted, altered or repealed, and new Bylaws may be made, pursuant to a binding proposal that is (a) submitted to the shareholders for approval at a duly called annual meeting or special meeting of shareholders by (i) the Board of Trustees or (ii) a shareholder who provides to the Trust a timely notice of such proposal that satisfies the notice procedures and all other relevant provisions of Sections 11 and 12 of Article II and who is, at the time such notice is delivered to the Trust and as of such meeting, an Eligible Shareholder, and (b) approved by the affirmative vote of the holders of a majority of the shares of beneficial interest of the Trust then outstanding and entitled to vote on such proposal.

ARTICLE XV

MISCELLANEOUS
All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with the State Department of Assessments and Taxation related thereto.
ARTICLE XVI

EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any present or former trustee or officer or other employee or shareholder to the Trust or the Trust’s shareholders, (c) any action asserting a claim against the Trust or any present or former trustee or officer or other employee of the Trust arising pursuant to any provisions of the MRL, the Maryland General Corporation Law, as applicable, the Declaration of Trust or these Bylaws (in each case, as the same may be amended from time to time), or (d) any action asserting a claim against the Trust or any present or former trustee or officer or other employee of the Trust governed by the internal affairs doctrine.